EX-99.906CERT


                                  CERTIFICATION

Edmund H. Nicklin, Jr., Chief Executive Officer, and Terry A. Wettergreen, Chief Financial Officer of The Westport Funds (the "Registrant"), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended December 31, 2006 (the "Form N-CSR") fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                          Chief Financial Officer
The Westport Funds                               The Westport Funds


/s/ Edmund H. Nicklin, Jr.                       /s/ Terry A. Wettergreen
----------------------------------               -------------------------------
Edmund H. Nicklin, Jr.                           Terry A. Wettergreen
Date: March 12, 2007                             Date: March 12, 2007


This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.